Exhibit 10.6

INVESTMENT NUMBER 39065

Loan Agreement

between

CP LA CASTELLANA S.A.U.

and

INTERNATIONAL FINANCE CORPORATION

Dated as of October 20, 2017

SCHEDULE 1:	FORM OF LOAN TRANSFER NOTICE

2

LOAN AGREEMENT

LOAN AGREEMENT (the “Agreement”) dated as of October 20, 2017, between:

(1)	CP LA CASTELLANA S.A.U., a sociedad anónima unipersonal organized and existing under the laws of the Republic of Argentina (the “Borrower”); and

(2)	INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the Republic of Argentina (“IFC”).

RECITALS

The Borrower is undertaking the development of the Project;

The Borrower has requested IFC to provide the loans described in this Agreement to finance the development of the Project and certain other costs and expenditures associated with the development of the Project;

On or about the date hereof, the Borrower, IFC and certain other parties have entered into the Common Terms Agreement; and

IFC is willing to provide those loans upon the terms and conditions set forth in this Agreement and the Common Terms Agreement.

ARTICLE I

Definitions and Interpretation

Section 1.01. Definitions. Wherever used in this Agreement, and except as otherwise defined herein, terms defined in the Common Terms Agreement (as defined below) shall have the meaning ascribed to them therein, and the following terms have the meanings opposite them:

“CAO”	Compliance Advisor Ombudsman, the independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes;

“CAO’s Role”	(i) to respond to complaints by Persons who have been or are likely to be directly affected by the social or environmental impacts of IFC’s projects;

and (ii) to oversee audits of IFC’s social and environmental performance, particularly in relation to sensitive projects, and to ensure compliance with IFC’s social and environmental policies, guidelines, procedures and systems;

“Common Terms
Agreement”	the agreement entitled “Common Terms Agreement” dated on or about the date hereof among the Borrower, Inter-American Investment Corporation (“IIC”), IIC acting as agent for the Inter-American Development Bank (“IDB”), IIC as agent acting on behalf of IDB, in its capacity as administrator of the Canadian Climate Fund for the Private Sector in the Americas (“C2F”) and International Finance Corporation (“IFC”);

“Disbursement”	an IFC A Loan Disbursement or an MCPP Loan Disbursement or both, as the context requires;

“IFC A Loan”	the loan specified in Section 2.01(a) (The IFC Loan) or, as the context requires, its principal amount from time to time outstanding;

“IFC A Loan Disbursement”	any disbursement of the IFC A Loan;

“IFC A Loan Interest Rate”	for any Interest Period, the rate at which interest is payable on the IFC A Loan during that Interest Period, determined in accordance with Section 2.03 (Interest);

“IFC Fee Letter”	has the definition given to such term in Section 2.06(b)(v) (Fees and Other Payments);

“IFC Loan”	collectively, the IFC A Loan and the MCPP Loan or, as the context requires, the principal amount of the IFC A Loan and the MCPP Loan outstanding from time to time;

“Interest Determination
Date”	except as otherwise provided in Section 2.03(a)(iii) (Interest) of the Common Terms Agreement, the second Business Day before the beginning of each Interest Period;

“Interest Rate”	(i) with respect to the IFC A Loan, the IFC A Loan Interest Rate; or (ii) with respect to the MCPP Loan, the MCPP Loan Interest Rate, as the context requires;

“LIBOR”	the interbank offered rate administered by ICE Benchmark Administration Limited for deposits in Dollars which appears on the relevant page of the Reuters Service (currently page LIBOR01) or, if not available, on the relevant pages of any other service (such as Bloomberg Financial Markets Service) that displays such ICE Benchmark Administration Limited rates; provided that if ICE Benchmark Administration Limited for any reason ceases (whether permanently or temporarily) to publish interbank offered rates for deposits in Dollars, “LIBOR” shall mean the rate determined pursuant to Section 2.03(a)(iii) (Interest Setting) of the Common Terms Agreement, and provided further that if any such rate is below zero, LIBOR shall be deemed to be zero;

“Market Disruption Event”	before close of business in London on the Interest Determination Date for the relevant Interest Period, the cost to IFC, or any MCPP Investor(s) whose MCPP Investment(s) represent in the aggregate 30% or more of the outstanding principal amount of its IFC Loan, or any Participant(s) whose Participation(s) in its IFC Loan, represent in the aggregate 30% or more of the outstanding principal amount of its IFC Loan (as notified to IFC by such MCPP Investor(s) or such Participant(s)), of funding its IFC Loan, such MCPP Investment(s) or such Participation(s) would be in excess of LIBOR;

“MCPP Loan”	the loan specified in Section 2.01(b) (The IFC Loan) or, as the context requires, its principal amount from time to time outstanding;

“MCPP Loan Disbursement”	any disbursement of the MCPP Loan;

“MCPP Loan Interest Rate”	for any Interest Period, the rate at which interest is payable on the MCPP Loan during that Interest Period, determined in accordance with Section 2.03 (Interest);

“Offshore Construction Account”	has the meaning assigned to that term in the Offshore Accounts Agreement;

“Payment Account”	Northern Trust International Banking Corporation, New York, New York, U.S.A., ABA#026001122, for credit to IFC’s account number 10215220300, CHIPS#142255, SWIFT#CNORUS33 or such other bank or account in New York as IFC from time to time designates;

“Relevant Repayment Schedule”	each repayment schedule set forth in Section 2.04(a) and Section 2.04(b) (Repayment);

“Relevant Spread”	five and one quarter of one percent (5.25%) per annum with respect to the IFC A Loan and the MCPP Loan; and

“World Bank”	the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries.

Section 1.02. Financial Calculations; Interpretation; Business Day Adjustment. (a) This Agreement is the IFC Loan Agreement referred to in the Common Terms Agreement.

(b) Sections 1.02 (Financial Calculations), 1.03 (Interpretation) and 1.04 (Business Day Adjustment) of the Common Terms Agreement shall apply herein, mutatis mutandis, as if set out in this Agreement in full (and as if each reference therein to “each Senior Lender”, “any Senior Lender” or “the Senior Lenders” were a reference to IFC and each reference to “this Agreement”, “the Financing Documents” or “the Transaction Documents” were a reference to this Agreement).

(c) In the context of this Agreement, and except as otherwise provided in this Agreement, any reference to a time of day is a reference to New York, New York time.

(d) In the context of this Agreement, and except as otherwise provided in this Agreement, any reference to “the date of this Agreement” or any similar reference, is a reference to the date of execution of this Agreement.

Section 1.03. Conflict with Common Terms Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Common Terms Agreement, the terms of this Agreement will prevail as between the parties to this Agreement.

ARTICLE II

The IFC Loan

Section 2.01. The IFC Loan. Subject to the provisions of this Agreement and the Common Terms Agreement (including Section 2.02 (Disbursement Procedure), Section 4.01 (Conditions of First Disbursement) and Section 4.02 (Conditions of All Disbursements) of the Common Terms Agreement), IFC agrees to make available the IFC Loan consisting of:

(a) the IFC A Loan, being thirty-six million six hundred thousand Dollars ($36,600,000); and

(b) the MCPP Loan, being twenty-seven million four hundred fifty thousand Dollars ($27,450,000).

(c) Notwithstanding anything to the contrary herein, IFC shall have the right, at any time and from time to time by delivery to the Borrower of a notice substantially in the form of Schedule 1 (Form of Loan Transfer Notice), to transfer any amount from the MCPP Loan to the IFC A Loan, and effective as of the date of such notice, the rights and obligations of the parties hereto shall increase with respect to the IFC A Loan and decrease with respect to the MCPP Loan in accordance with and in proportion to the amount of such transfer.

Section 2.02. Disbursement Procedure. Subject to the requirements of Section 4.01 (Conditions of First Disbursement), Section 4.02 (Conditions of All Disbursements) and Section 4.03 (Borrower’s Certification) of the Common Terms Agreement, on the date of Disbursement, IFC shall remit the amount specified in the Disbursement Request in immediately available funds to the Offshore Construction Account, all as specified by the Borrower in the relevant Disbursement Request.

Section 2.03. Interest. Subject to Section 2.04 (Default Interest Rate) of the Common Terms Agreement, the Borrower shall pay interest on the IFC Loan in accordance with this Section 2.03:

(a) During each Interest Period, the IFC Loan (or, with respect to the first Interest Period for each Disbursement, the amount of that Disbursement) shall bear interest at the applicable Interest Rate for that Interest Period.

(b) Interest on each of the IFC A Loan and the MCPP Loan shall accrue from day to day, be prorated on the basis of a 360-day year for the actual number of days in the relevant Interest Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period; provided that with respect to any Disbursement made less than fifteen (15) days before an Interest Payment Date, interest on that Disbursement shall be payable commencing on the second Interest Payment Date following the date of that Disbursement.

(c) The IFC A Loan Interest Rate and the MCPP Loan Interest Rate for any Interest Period shall be the rate which is the sum of:

(i)	the Relevant Spread; and

(ii)	LIBOR on the Interest Determination Date for that Interest Period for three (3) months (or, in the case of the first Interest Period for any Disbursement, for one (1) month, two (2) months and three (3) months, whichever period is closest to the duration of the relevant Interest Period (or, if two periods are equally close, the longer one)) rounded upward to the nearest three decimal places.

(d) The provisions of Section 2.03 (Interest; Market Disruption) of the Common Terms Agreement shall also apply to the determination of the Interest Rate under this Agreement.

(e) The Interest Rate shall be subject to adjustment upon the occurrence of a Market Disruption Event as provided in Section 2.03 (Interest; Market Disruption) of the Common Terms Agreement.

(f) The determination by IFC, from time to time, of the applicable Interest Rate shall, absent manifest error, be final and conclusive and binding on all parties to this Agreement.

Section 2.04. Repayment. (a) Subject to Section 1.04 (Business Day Adjustment) of the Common Terms Agreement, the Borrower shall repay the IFC A Loan on the following Interest Payment Dates and in the following amounts:

Interest Payment Date	Principal Amount Due
2/15/2019	$703,846.16
5/15/2019	$703,846.16

8/15/2019	$703,846.16
11/15/2019	$703,846.16
2/15/2020	$703,846.16
5/15/2020	$703,846.16
8/15/2020	$703,846.16
11/15/2020	$703,846.16
2/15/2021	$703,846.16
5/15/2021	$703,846.16
8/15/2021	$703,846.16
11/15/2021	$703,846.16
2/15/2022	$703,846.16
5/15/2022	$703,846.16
8/15/2022	$703,846.16
11/15/2022	$703,846.16
2/15/2023	$703,846.16
5/15/2023	$703,846.16
8/15/2023	$703,846.16
11/15/2023	$703,846.16
2/15/2024	$703,846.15
5/15/2024	$703,846.15
8/15/2024	$703,846.15
11/15/2024	$703,846.15
2/15/2025	$703,846.15
5/15/2025	$703,846.15
8/15/2025	$703,846.15
11/15/2025	$703,846.15
2/15/2026	$703,846.15
5/15/2026	$703,846.15
8/15/2026	$703,846.15
11/15/2026	$703,846.15
2/15/2027	$703,846.15
5/15/2027	$703,846.15
8/15/2027	$703,846.15
11/15/2027	$703,846.15
2/15/2028	$703,846.15
5/15/2028	$703,846.15
8/15/2028	$703,846.15
11/15/2028	$703,846.15
2/15/2029	$703,846.15
5/15/2029	$703,846.15
8/15/2029	$703,846.15

11/15/2029	$703,846.15
2/15/2030	$703,846.15
5/15/2030	$703,846.15
8/15/2030	$703,846.15
11/15/2030	$703,846.15
2/15/2031	$703,846.15
5/15/2031	$703,846.15
8/15/2031	$703,846.15
11/15/2031	$703,846.15

.

(b) Subject to Section 1.04 (Business Day Adjustment) of the Common Terms Agreement, the Borrower shall repay the MCPP Loan on the following Interest Payment Dates and in the following amounts:

Interest Payment Date	Principal Amount Due
2/15/2019	$527,884.62
5/15/2019	$527,884.62
8/15/2019	$527,884.62
11/15/2019	$527,884.62
2/15/2020	$527,884.62
5/15/2020	$527,884.62
8/15/2020	$527,884.62
11/15/2020	$527,884.62
2/15/2021	$527,884.62
5/15/2021	$527,884.62
8/15/2021	$527,884.62
11/15/2021	$527,884.62
2/15/2022	$527,884.62
5/15/2022	$527,884.62
8/15/2022	$527,884.62
11/15/2022	$527,884.62
2/15/2023	$527,884.62
5/15/2023	$527,884.62
8/15/2023	$527,884.62
11/15/2023	$527,884.62
2/15/2024	$527,884.62
5/15/2024	$527,884.62
8/15/2024	$527,884.62
11/15/2024	$527,884.62
2/15/2025	$527,884.62

5/15/2025	$527,884.62
8/15/2025	$527,884.62
11/15/2025	$527,884.62
2/15/2026	$527,884.61
5/15/2026	$527,884.61
8/15/2026	$527,884.61
11/15/2026	$527,884.61
2/15/2027	$527,884.61
5/15/2027	$527,884.61
8/15/2027	$527,884.61
11/15/2027	$527,884.61
2/15/2028	$527,884.61
5/15/2028	$527,884.61
8/15/2028	$527,884.61
11/15/2028	$527,884.61
2/15/2029	$527,884.61
5/15/2029	$527,884.61
8/15/2029	$527,884.61
11/15/2029	$527,884.61
2/15/2030	$527,884.61
5/15/2030	$527,884.61
8/15/2030	$527,884.61
11/15/2030	$527,884.61
2/15/2031	$527,884.61
5/15/2031	$527,884.61
8/15/2031	$527,884.61
11/15/2031	$527,884.61

(c) Upon each Disbursement, the amount disbursed shall be allocated for repayment on each of the respective dates for repayment of principal set out in the tables in Section 2.04(a) and Section 2.04(b) in amounts which are pro rata to the amounts of the respective installments shown opposite those dates in those tables (with IFC adjusting those allocations as necessary so as to achieve whole numbers in each case).

(d) Any principal amount of the IFC Loan repaid under this Agreement may not be re-borrowed.

Section 2.05. Prepayment. (a) The Borrower may prepay the IFC Loan in accordance with Section 2.06 (Voluntary Prepayment) of the Common Terms Agreement.

(b) Amounts of principal prepaid under this Section 2.05 and Section 2.06 (Voluntary Prepayment) of the Common Terms Agreement shall (i) first be allocated by IFC pro rata between the IFC A Loan and the MCPP Loan in proportion to their respective principal amounts outstanding; and (ii) then be applied by IFC to all the respective outstanding installments of principal of the IFC A Loan and the MCPP Loan in inverse order of maturity.

Section 2.06. Fees and Other Payments. (a) The Borrower shall pay to IFC a commitment fee:

(i)	(A) with respect to the IFC A Loan, at the rate of one and one half of one percent (1.50%) per annum on that part of the IFC A Loan that from time to time has not been disbursed or canceled, beginning to accrue on the date of this Agreement; and (B) with respect to the MCPP Loan, at a rate of one and one half of one percent (1.50%) per annum on that part of the MCPP Loan that from time to time has not been disbursed or canceled, beginning to accrue on the date of this Agreement;

(ii)	prorated on the basis of a three hundred and sixty (360) day year for the actual number of days elapsed; and

(iii)	payable quarterly, in arrears, on each Interest Payment Date, the first such payment to be due on November 15, 2017.

(b)	The Borrower shall also pay to IFC:

(i)	a front-end fee on the IFC A Loan of one percent (1%) of the amount of the IFC A Loan, to be paid on the earlier of (A) the date which is forty-five (45) Business Days after the date of this Agreement and (B) the date of the first IFC A Loan Disbursement;

(ii)	a front-end fee on the MCPP Loan of one percent (1%) of the amount of the MCPP Loan to be paid on the earlier of (A) the date which is forty-five (45) Business Days after the date of this Agreement and (B) the date of the first MCPP Loan Disbursement;

(iii)	a structuring fee of one percent (1%) of the amount of the IFC A Loan, to be paid on the earlier of (A) the date which is forty-five (45) Business Days after the date of this Agreement and (B) the date of the first IFC A Loan Disbursement;

(iv)	a portfolio supervision fee of fifteen thousand Dollars ($15,000) per annum, payable upon receipt of a statement from IFC;

(v)	any additional fees as set forth in a fee letter entered into between IFC and the Borrower on or about the date hereof (the “IFC Fee Letter”); and

(vi)	if the Borrower and IFC agree to restructure all or part of the IFC Loan, the Borrower and IFC shall negotiate in good faith an appropriate amount to compensate IFC for the additional work of IFC staff required in connection with such restructuring.

Section 2.07. Currency and Place of Payments. (a) The Borrower shall make all payments of principal, interest, fees, and any other amount due to IFC under this Agreement and the other Financing Documents in accordance with Section 2.09 (Currency and Place of Payments) of the Common Terms Agreement.

(b) Payments must be received in IFC’s designated account no later than 1:00 p.m. New York time; and the Borrower hereby irrevocably agrees that IFC may deem any payment, or part thereof, relating to the MCPP Loan that is received after that time as made on the next Business Day and accordingly interest will accrue on any MCPP Investor’s pro rata share of that payment with respect to which IFC is unable to make same day remittance to that MCPP Investor.

Section 2.08. Suspension and Cancellation. (a) IFC may suspend the right of the Borrower to Disbursements or cancel the undisbursed portion of the IFC Loan in whole or in part in accordance with Section 2.13 (Suspension or Cancellation by Senior Lenders) of the Common Terms Agreement.

(b) The Borrower may request that IFC cancel the undisbursed portion of the IFC Loan in accordance with Section 2.14 (Cancellation by the Borrower) of the Common Terms Agreement.

ARTICLE III

Common Terms

Section 3.01. Representations and Warranties. (a) The representations and warranties set out in Section 3.01 (Representations and Warranties) of the Common Terms Agreement shall be made and are deemed to be made herein, mutatis mutandis, for the benefit of IFC as if set out in this Agreement in full.

(b) The Borrower acknowledges that IFC enters into this Agreement and the other Financing Documents on the basis of, and in full reliance on, each of the representations and warranties referred to in Section 3.01 (Representations and Warranties) of the Common Terms Agreement.

Section 3.02. Conditions of First Disbursement. The obligation of IFC to make the first Disbursement is subject to the fulfillment, in form and substance satisfactory to IFC, prior to delivery of the relevant Disbursement Request (or, in the case of the conditions set forth in Section 4.02(n) (Notes) and Section 4.01(f) (Legal Opinions) of the Common Terms Agreement, no later than two (2) Business Days prior to the proposed date for the first Disbursement) of the conditions set forth in Section 4.01 (Conditions of First Disbursement) and Section 4.02 (Conditions of All Disbursements) of the Common Terms Agreement and Section 3.03 (Conditions of All Disbursements), in addition, each MCPP Investor shall have delivered to IFC an MCPP Investment Consent, and each Administration Agreement, the Omnibus MCPP Agreement and each MCPP Investment Consent shall be in full force and effect.

Section 3.03. Conditions of All Disbursements. The obligation of IFC to make any Disbursement, including the first Disbursement, is subject to IFC being satisfied that the conditions set forth in Section 4.02 of the Common Terms Agreement (and, in case of the first Disbursement, in Section 4.01 (Conditions of First Disbursement) of the Common Terms Agreement), Section 4.03 (Borrower’s Certification) of the Common Terms Agreement, and the conditions set forth below, have been either fulfilled or waived by IFC, as the case may be, prior to delivery of the Disbursement Request (or, in the case of the conditions set forth in Sections 4.02(n) (Notes) and 4.02(g) (Subsequent Legal Opinions) of the Common Terms Agreement (if required), no later than two (2) Business Days prior to the proposed date for such Disbursement):

(a) The proceeds of that Disbursement are not in reimbursement of, or to be used for, expenditures in the territories of any country that is not a member of the World Bank or for goods produced in or services supplied from any such country.

(b) Notwithstanding any other provision of this Agreement or the Common Terms Agreement, IFC is not obliged to make:

(i)	any MCPP Loan Disbursement, except to the extent that each MCPP Investor provides funds for that MCPP Loan Disbursement;

(ii)	any Disbursement, except pro rata with the Disbursement of each of the other Senior Loans; and

(iii)	any Disbursement except pro rata from the IFC A Loan and the MCPP Loan.

Section 3.04. Covenants. So long as any amount of the IFC Loan remains available for disbursement or any amount is outstanding under any of the Financing Documents:

(a) the covenants set out in Article V (Particular Covenants) of the Common Terms Agreement shall apply herein, mutatis mutandis, for the benefit of IFC as if set out in this Agreement in full;

(b) upon any request from IFC, and with reasonable prior notice to the Borrower, the Borrower shall permit representatives of IFC and the CAO, during normal office hours, to:

(i)	visit any of the sites and premises where the business of the Borrower is conducted, including the site where the Project is located;

(ii)	inspect any of the Borrower’s sites, facilities, plants and equipment, including the site where the Project is located;

(iii)	have access to the Borrower’s books of accounts and all records; and

(iv)	have access to those employees, agents, contractors and subcontractors of the Borrower who have or may have knowledge of matters with respect to which IFC or the CAO seeks information,

provided that (A) no such reasonable prior notice shall be necessary if an Event of Default or Potential Event of Default has occurred and is continuing or if special circumstances so require and (B) in the case of the CAO, such access shall be for the purpose of carrying out the CAO’s Role;

(c) unless IFC otherwise agrees, the Borrower shall promptly provide to IFC such information about the Borrower, its assets and the Project that IFC requests from time to time on behalf of any MCPP Investor to satisfy any requirements under the relevant Administration Agreement; and

(d) the Borrower shall not use the proceeds of any Disbursement of the IFC A Loan or the MCPP Loan in the territories of any country that is not a member of the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such country.

Section 3.05. Events of Default. (a) The Events of Default set out in Section 6.02 (Events of Default) of the Common Terms Agreement shall each constitute an event of default under this Agreement.

(b) If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), IFC may, by notice to the Borrower, require the Borrower to repay the IFC Loan or such part of the IFC Loan as is specified in that notice. On receipt of any such notice, the Borrower shall immediately repay the IFC Loan (or that part of the IFC Loan specified in that notice) and pay all interest accrued on it and any other amounts then payable under this Agreement and the other Financing Documents. The Borrower waives any right it might have to further notice, presentment, demand or protest with respect to that demand for immediate payment.

(c) If the Borrower is liquidated or declared bankrupt, the IFC Loan, all interest accrued on it and any other amounts payable under this Agreement and the other Financing Documents will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Borrower waives.

ARTICLE IV

Miscellaneous

Section 4.01. Notices. Any notice, request or other communication to be given or made under this Agreement shall be given in accordance with Section 7.02 (Notices) of the Common Terms Agreement.

Section 4.02. Term of Agreement. This Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions.

Section 4.03. Saving of Rights. Section 7.01 (Saving of Rights) of the Common Terms Agreement shall apply herein, mutatis mutandis, as if set out in this Agreement in full (and as if each reference therein to “any Finance Party” or “the Finance Parties” were a reference to IFC and each reference to “this Agreement” or “the Financing Documents” were a reference to this Agreement).

Section 4.04. Enforcement. (a) This Agreement is governed by, and shall be construed in accordance with, the laws of New York, United States of America.

(b) Section 7.05 (Applicable Law and Jurisdiction) of the Common Terms Agreement shall apply herein, mutatis mutandis, as if set out in this Agreement in full (and as if each reference therein to “each Finance Party”, “any Finance Party” or “the Finance Parties” were a reference to IFC and each reference to “this Agreement”, “the Financing Documents” or “the Transaction Documents” were a reference to this Agreement).

Section 4.05. Successors and Assignees. (a) This Agreement binds and benefits the respective successors and assignees of the parties hereto. However, the Borrower may not assign or delegate any of its rights or obligations under this Agreement without the prior consent of IFC. Any purported assignment in violation of this provision shall be void ab initio.

(b) IFC may sell, transfer, assign, novate or otherwise dispose of all or part of its rights or obligations under this Agreement and any other Financing Document (including by granting of participations) in accordance with the provisions of this Agreement; provided that if (i) any such sale, transfer, assignment, novation or other disposition would result in the cost of compliance by the Borrower with its obligations under Sections 2.11 (Increased Costs), 2.15 (Taxes) or 2.17 (Illegality) of the Common Terms Agreement in excess of any such cost of compliance had such sale, transfer, assignment, novation or other disposition not taken place, (ii) the Borrower has provided evidence satisfactory to IFC of such cost increase and (iii) no Potential Event of Default or Event of Default has occurred and is continuing, then the Borrower shall have the right to prepay the IFC Loan in full without penalty or premium.

Section 4.06. Disclosure of Information. Section 7.06 (Disclosure of Information) of the Common Terms Agreement shall apply herein, mutatis mutandis, as if set out in this Agreement in full (and as if each reference therein to “each Finance Party”, “any Finance Party” or “the Finance Parties” were a reference to IFC and each reference to “this Agreement”, “the Financing Documents” or “the Transaction Documents” were a reference to this Agreement).

Section 4.07. Amendments, Waivers and Consent. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by the parties to this Agreement.

Section 4.08. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

Section 4.09. English Language. (a) Subject to clause (b), all documents to be provided or communications to be given or made under this Agreement shall be in the English language.

(b) All documents to be provided under this Agreement shall be in the English language; provided that (i) if the original version of any Transaction Document is in a language other than English, IFC may request in writing that the Borrower provide an English translation certified by an Authorized Representative to be a true and correct translation of the original of such Transaction Document and, if the Borrower fails to provide such translation within thirty (30) days of receiving such request, IFC may obtain an English translation of such Transaction Document at the cost and expense of the Borrower and (ii) any other document to be provided under this Agreement is in a language other than English, such document shall be accompanied by an English translation certified by an Authorized Representative to be a true and correct translation of the original.

{Signature page follows}

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

CP LA CASTELLANA S.A.U.

By:
Name:
Title:

[Signature Pages to the IFC Loan Agreement]

INTERNATIONAL FINANCE CORPORATION

By:
Name:
Title:

[Signature Pages to the IFC Loan Agreement]

INTERNATIONAL FINANCE CORPORATION
as Implementing Entity

By :
Name:
Title :

[Signature Pages to the IFC Loan Agreement]

SCHEDULE 1

FORM OF LOAN TRANSFER NOTICE

(See Section 2.01(c) of the Loan Agreement)

[IFC’s Letterhead]

[Date]

[Borrower’s address]

Ladies and Gentlemen:

Investment No. 39065

Notice of Loan Transfer

1. Please refer to (a) the IFC Loan Agreement (the “Loan Agreement”), dated October 20, 2017, between CP La Castellana S.A.U. (the “Borrower”) and International Finance Corporation (“IFC”); and (b) the Common Terms Agreement (the “Common Terms Agreement”) among the Borrower, Inter-American Investment Corporation (“IIC”), IIC acting as agent for the Inter-American Development Bank (“IDB”), IIC as agent acting on behalf of IDB, in its capacity as administrator of the Canadian Climate Fund for the Private Sector in the Americas (“C2F”) and IFC. Terms defined in the Loan Agreement and the Common Terms Agreement have their defined meanings whenever used in this request.

2. IFC hereby gives notice to the Borrower that, effective as of the date of this notice, an amount equal to                     [specify currency] is transferred from the MCPP Loan to the IFC A Loan, such amount to be applied as follows: [please tick the following boxes and complete as applicable]

                     a portion of the remaining undisbursed amount of the MCPP Loan equal to                      [specify currency] is hereby subtracted from the MCPP Loan and added to the remaining undisbursed amount of the IFC A Loan; or

                    a portion of the principal amount of the MCPP outstanding as of the date of this notice equal to                      [specify currency] is hereby subtracted therefrom and added to the outstanding principal amount of the IFC A Loan, and effective as of the date of this notice, the rights and obligations of the parties to the Loan Agreement shall automatically increase with respect to the IFC A Loan and decrease with respect to the MCPP Loan in accordance with and in proportion to the amount of such transfer.

3. Accordingly, the Borrower shall repay (subject to Section 1.04 (Business Day Adjustment) of the Common Terms Agreement and each other applicable provision of the Loan Agreement and the Common Terms Agreement):

(a) the IFC A Loan on the following Interest Payment Dates and in the following amounts:

Interest Payment Dates	Principal Amount Due

(b) the MCPP Loan on the following Interest Payment Dates and in the following amounts:

Interest Payment Dates	Principal Amount Due

Yours truly,

INTERNATIONAL FINANCE CORPORATION

By ________________________]